SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 23, 2026

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Attached as Exhibit 99.1 is a copy of the press release announcing that James A. Hughes, Chief Executive Officer of the Company and Unity Bank, a wholly-owned subsidiary of the Company (the "Bank"), has informed the Board of Directors (the "Board") of his intention to retire from his executive positions effective March 31, 2027. Mr. Hughes will continue to serve as a member of the Board of Directors of the Company and the Bank following his retirement from executive service.

Mr. Hughes' decision to retire was not the result of any disagreement with the Company or the Bank regarding the Company's or the Bank's operations, policies, practices, or any matter relating to the Company's or the Bank's financial statements, internal controls, or governance.

Following Mr. Hughes’ notice to the Board, and pursuant to the Company’s considered succession plan, the Board will appoint George Boyan, who currently serves as President of the Company and the Bank, to the position of President and Chief Executive Officer of the Company and the Bank, effective April 1, 2027.

Mr. Boyan, age 44, joined the Company in 2021 and has held a variety of leadership roles, including serving as Executive Vice President and Chief Financial Officer from 2022 until 2025. Commencing on January 1, 2026, Mr. Boyan was promoted to President of the Company and the Bank. Mr. Boyan does not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and the information required under Items 401(b) and (e) of Regulation S-K related to any material plan, contract or arrangement with respect to Mr. Boyan is incorporated by reference to the information under the captions "Proposal 1 - Election of Directors" and “Executive Compensation” in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 6, 2026.

In connection with the foregoing succession planning and retirement arrangements, on September 17, 2026, the Company and Mr. Hughes entered into:

•
An amendment to the Unity Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP"), pursuant to which the retirement benefit percentage under SERP will increase from 60% to 65% of the applicable compensation measure utilized under the SERP. All other terms and conditions of the SERP will remain in effect except as otherwise modified by the amendment. The amendment is intended to recognize Mr. Hughes' long-term service, his contributions to the Company's strong performance, and to facilitate an orderly leadership transition. This will result in a one time pre-tax expense of $769 thousand to be recognized during the quarter ending September 30, 2026.

Item 7.01 Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing the retirement of Mr. Hughes, the appointment of Mr. Boyan as his successor, and Mr. Hughes' continued service as a director of the Company and the Bank.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued by the Registrant on September 23, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: September 23, 2026
	By:	/s/ James Davies
James Davies
First Senior Vice President & Chief Financial Officer